                         SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                      (Amendment No.                )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[  X ]    Preliminary Proxy Statement
[    ]    Definitive Proxy Statement
[    ]    Definitive Additional Materials
[    ]    Soliciting  Material  Pursuant  to  Sec.  240.14a-11(c)  or  Sec.
          240.14a-12
     __________________________________________________________________

                        ENERGY SERVICE COMPANY, INC.
    __________________________________________________________________
                          William S. Chadwick, Jr.
                        Vice President and Secretary

Payment of Filing Fee (Check the appropriate box):

[  X ]    $125 per Exchange Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          (6)(j)(2).
[    ]    $500 per each party  to the controversy pursuant to  Exchange Act
          Rule 14a-6(i)(3).
[    ]    Fee computed on table below  per Exchange Act Rules 14a-(6)(i)(4)
          and 0-11.

     1)   Title of each class of securities to which transaction applies:
          _________________________________________________________________
     2)   Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:*
          _________________________________________________________________
     4)   Proposed maximum aggregate value of transaction:
          _________________________________________________________________
     * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:
          _________________________________________________________________
     3)   Filing Party:
          _________________________________________________________________
     4)   Date Filed:
          _________________________________________________________________












CARL F. THORNE
Chairman & Chief Executive Officer



                                   April 13, 1995



Dear Fellow Stockholder:

     On behalf of our Board of Directors, I cordially invite you to attend the Energy Service Company, Inc. 1995 Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 23, 1995 at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas. Your Board of Directors and Officers look forward to greeting personally those stockholders able to attend.

     At the Annual Meeting, stockholders will be asked to vote on the election of three Class III Directors and to approve the amendment of the Company's Certificate of Incorporation to provide for the change of the name of the Company to ENSCO International Incorporated and the elimination of the Company's currently authorized Convertible Common Stock. Stockholders will also be asked to approve the appointment of the Company's independent accountants. Each of these matters to be considered at the Annual Meeting is described in detail in the attached Proxy Statement for the Annual Meeting. Your Board of Directors recommends that you vote "For" the proposals on the agenda.

     Your vote is important. Whether or not you are able to attend the meeting, I hope you will promptly sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. This will save your Company additional expenses of soliciting proxies as well as ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

                                   Sincerely,

                                   /s/ Carl F. Thorne

                                   Carl F. Thorne
                                   Chairman of the Board







                        ENERGY SERVICE COMPANY, INC.
                            2700 Fountain Place
                              1445 Ross Avenue
                         Dallas, Texas  75202-2792
                               (214) 922-1500

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On May 23, 1995



     The Annual Meeting of Stockholders of Energy Service Company, Inc. (the "Company") will be held at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, at 10:00 a.m., Dallas time, on Tuesday, May 23, 1995, to consider and vote on:

     1. The election of three Class III directors, each for a three-year term;

     2. The approval of the amendment of the Company's Certificate of Incorporation to provide for the change of the name of the Company to ENSCO International Incorporated and the elimination of the Company's currently authorized Convertible Common Stock;

     3. To approve the appointment of Price Waterhouse LLP as the Company's independent accountants for 1995; and

     4.   Such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on April 4, 1995, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all stockholders entitled to vote at the meeting is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792.

                                   By Order of the Board of Directors

                                   /s/ William S. Chadwick, Jr.

                                   William S. Chadwick, Jr.
                                   Vice President and Secretary

April 13, 1995



         YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE AND RETURN THE
                        ACCOMPANYING PROXY PROMPTLY.








                        ENERGY SERVICE COMPANY, INC.

                              PROXY STATEMENT



     The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Stockholders (the "Meeting") of Energy Service Company, Inc. (the "Company") to be held at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas, on the 23th day of May, 1995 at 10:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of said Meeting. This Proxy Statement and the enclosed Proxy are first being sent on or about April 15, 1995 to holders of the Company's shares of capital stock entitled to vote at the Meeting (the "Stockholders").


                              VOTING AND PROXY

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by a Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. The Proxy shall also be revoked if a Stockholder is present at the Meeting and elects to vote in person.

     Unless contrary instructions are indicated, all shares represented by validly executed Proxies received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

     1. FOR the election of the Class III nominees for Directors named herein;

     2. FOR the approval of the amendment of the Company's Certificate of Incorporation to provide for the change of the name of the Company to ENSCO International Incorporated and the elimination of the Company's currently authorized Convertible Common Stock;

     3. FOR the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for 1995; and

     4. In accordance with the recommendation of management as to any other matters which may properly come before the Meeting.

     In the event a Stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

     The cost of solicitation of proxies will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in






forwarding proxy material to and solicitation of proxies from beneficial owners of shares of stock. In addition to the use of mail, regular employees or agents of the Company may solicit proxies by telephone or other means of communication. The Company has engaged D.F. King & Co., Inc., a firm of professional proxy solicitors, to solicit proxies in favor of the proposals set forth in the notice attached hereto. The Company anticipates that the costs it will incur for this service will be approximately $4,000 plus expenses.


                       VOTING SECURITIES OUTSTANDING

     The Stockholders entitled to vote at the Meeting are the holders of record at the close of business on April 4, 1995 (the "Record Date") of the 60,428,780 outstanding shares of Common Stock of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 1445 Ross Avenue, Suite 2700 Fountain Place, Dallas, Texas 75202-2792. Only Stockholders of record on the books of the Company on the record date will be entitled to vote at the Meeting.

     For purposes of conducting the Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote thereat, present at the Meeting, shall constitute a quorum. The Company's Bylaws include provisions specifically addressing the treatment of abstentions and non-votes by brokers. A holder of stock shall be treated as being present at the Meeting if the holder of such stock is (i) present in person at the Meeting or (ii) represented at the Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Meeting. If a quorum is present at the Meeting, the election of each nominee for Class III Director (Proposal
1) will be approved if the votes cast in favor of the election of such nominee exceed the votes cast opposing the election of such nominee. The amendment of the Certificate of Incorporation (Proposal 2) will require approval by holders of a majority of the shares of Common Stock outstanding on the Record Date. The appointment of Price Waterhouse LLP (Proposal 3) will be approved if a quorum is present and the votes cast in favor of Proposal 3 exceed the votes cast opposing Proposal 3.

     As stated above, a validly executed proxy will be treated as a vote cast in favor of the election of each Class III Director nominee, in favor of the amendment to the Certificate of Incorporation, and in favor of the appointment of Price Waterhouse LLP unless contrary instructions are indicated on the Proxy. In determining the number of votes cast, shares abstaining from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast with respect to such matters.









                                 PROPOSAL 1

                           ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, provides that the Board of Directors of the Company, other than those members who may be elected in specified circumstances by holders of preferred stock or indebtedness having special rights to elect directors, is divided or "classified", with respect to the time for which they individually hold office, into three classes ("Classes I, II and III"), consisting of, as nearly as possible, one third of the entire Board. The Company's Board of Directors is currently fixed at eight members. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class III Directors will expire at the 1995 Annual Meeting of Stockholders. The current term for Class II and Class I Directors will expire at the 1996 and 1997 Annual Meetings of Stockholders, respectively.

     Three Class III Directors are to be elected at the Meeting. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class III Directors. It is intended that each validly executed proxy solicited hereby will be voted FOR the election of the nominees for Class III Directors listed below, unless a contrary instruction has been indicated on such proxy. If, at the time of the 1995 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES

CLASS III DIRECTORS

The following individuals have been nominated for election as Class III Directors of the Company.

ORVILLE D. GAITHER; age 67; President and Chief Executive Officer, Gaither Petroleum Corporation and Chairman and Chief Executive Officer, Chemject International

     Mr. Gaither has been a director of the Company since March 1992. Mr. Gaither has served Gaither Petroleum Corporation in his present capacity since May 1991 and assumed his current position with Chemject International in June 1991. Prior to May 1991, Mr. Gaither was employed by Amoco Production Company for 42 years, most recently as President of the Africa and Middle East Region, responsible for Amoco's petroleum operations in 17 countries. Mr. Gaither is a director of Walter International, an international oil and gas exploration and production company. Mr. Gaither holds a Bachelor of Science Degree in Mechanical Engineering from Rice University, a Master of Science Degree in Petroleum Engineering from the University of Houston and is a graduate of the Senior Executive Program of






Stanford University. He lives in Houston, Texas. Mr. Gaither is a member of the Audit Committee.

DILLARD S. HAMMETT; age 64; Consultant

     Mr. Hammett has been a director of the Company since September 1987. From July 1987 to December 1991, Mr. Hammett was Vice President - Technical and Marketing of the Company. In January 1992, Mr. Hammett took a leave of absence from his Vice President position and retired from the Company in December 1992. Mr. Hammett holds a Bachelor of Science Degree in Civil Engineering from the University of Oklahoma. He lives in Dallas, Texas. Mr. Hammett is a member of the Nominating and Compensation Committee.

THOMAS L. KELLY II; age 36; General Partner of CHB Capital Partners

     Mr. Kelly has been a director of the Company since September 1987. He has been a General Partner of CHB Capital Partners since July 1994. From May 1987 through June 1994, Mr. Kelly was a private investor. Mr. Kelly is a director of Enterra Corporation, which sells and leases oilfield goods and equipment. Mr. Kelly holds a Bachelor of Arts Degree in Economics and a Bachelor of Science Degree in Administrative Science from Yale University and a Master of Business Administration Degree from Harvard University. He lives in Denver, Colorado. Mr. Kelly is a member of the Nominating and Compensation Committee.


    The Board of Directors recommends that Stockholders vote "FOR" the election of each of the nominees for Class III Directors named above.


CONTINUING DIRECTORS

CLASS I DIRECTORS

GERALD W. HADDOCK; age 47, President and Chief Operating Officer, Crescent Real Estate Equities, Inc.

     Mr. Haddock has been a director of the Company since December 1986. He has been President and Chief Operating Officer of Crescent Real Estate Equities, Inc. since December 1993. Between July 1990 and December 1993, Mr. Haddock was a partner in the law firm of Jackson & Walker, L.L.P. Prior to joining Jackson & Walker L.L.P., Mr. Haddock was a director and shareholder in the law firm of Kelly, Hart & Hallman. Mr. Haddock is a director of Wolverine Exploration Company. Mr. Haddock holds a Bachelor of Business Administration Degree from Baylor University, a Juris Doctorate Degree from Baylor University College of Law and a Master of Taxation Degree from New York University. He lives in Fort Worth, Texas. Mr. Haddock is chairman of the Audit Committee.










CARL F. THORNE; age 54; Chairman, President and Chief Executive Officer of the Company

     Mr. Thorne has been a director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987 and was elected Chairman of the Board of Directors in November 1987. Mr. Thorne holds a Bachelor of Science Degree in Petroleum Engineering from the University of Texas and a Juris Doctorate Degree from Baylor University College of Law. He lives in Dallas, Texas.

CLASS II DIRECTORS

CRAIG I. FIELDS; age 48; Vice Chairman, Alliance Gaming Corporation

     Dr. Fields has been a director of the Company since March 1992. He assumed his current position with Alliance Gaming Corporation in September 1994. From 1990 through August 1994, Dr. Fields was Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corp. Between 1974 and 1990, Dr. Fields served the Defense Advanced Research Projects Agency, a research division of the office of Secretary of Defense, as a director. Dr. Fields holds a Bachelor of Science Degree in Physics from the Massachusetts Institute of Technology and a Ph.D. from Rockefeller University. He lives in Washington, D.C. Dr. Fields is a member of the Audit Committee.

MORTON H. MEYERSON;  age 56;  Chairman and Chief  Executive Officer,  Perot
Systems

     Mr. Meyerson has been a director of the Company since September 1987. Mr. Meyerson assumed his present position with Perot Systems in May 1992. From December 1986 to May 1992, Mr. Meyerson was a private investor. Mr. Meyerson holds Bachelor of Arts Degrees in Economics and Philosophy from the University of Texas. He lives in Dallas, Texas. Mr. Meyerson is chairman of the Nominating and Compensation Committee.

RICHARD A. WILSON; age 57; Senior Vice President and Chief Operating Officer of the Company

     Mr. Wilson has been a director of the Company since June 1990. Mr. Wilson joined the Company in July 1988 and was elected President of ENSCO Drilling Company in August 1988. Mr. Wilson was elected Senior Vice President - Operations of the Company in October 1989 and to his present position in June 1991. Mr. Wilson holds a Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming. He lives in Dallas, Texas.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met four times during the year ended December 31, 1994, and acted numerous times by written consent. During 1994, no incumbent director was absent from any of the meetings held by the Board and the committees of which he was a member. The Board of Directors has






two  standing committees:    the Audit  Committee  and the  Nominating  and
Compensation Committee.

AUDIT COMMITTEE

     The Company's Audit Committee recommends a firm of independent accountants to examine the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent accountants, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company's financial and accounting controls. The Audit committee met three times in 1994.

NOMINATING AND COMPENSATION COMMITTEE

     The principal functions of the Nominating and Compensation committee are to recommend officers of the Company, to select nominees for the Board of Directors and committees of the Board and to review and approve employee compensation matters, including matters regarding the Company's various benefit plans. The names of potential Director candidates are drawn from a number of sources, including recommendations from members of the Board, management and stockholders. Stockholders wishing to recommend Board nominees should submit their recommendations in writing to the Secretary of the Company, with the submitting stockholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. A stockholder intending to nominate an individual as a director at an annual meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company's Bylaws. The Nominating and Compensation Committee met four times during 1994.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     From January 1, 1992 until May 1, 1992, each non-employee director received compensation based on a retainer of $24,000 per year, payable quarterly, one-half in cash and one-half in shares of Common Stock, and $1,000 in cash, per diem, for each director and committee meeting attended. Any non-employee director that serves the Company as Chairman of the Board of Directors, Chairman of the Nominating and Compensation Committee or Chairman of the Audit Committee also receives an additional $500 in cash, per diem, for each meeting at which the director acts as Chairman. In May of 1992, because of declines in offshore rig and marine vessel utilization and consequential reduction in revenues to the Company, the non-employee directors voluntarily reduced by 10%, their annual retainer and fees for attending board and committee meetings, as chairman or as a member. Effective October 1, 1993, as a result of improvement in drilling rig and marine vessel utilization and associated revenues, non-employee director compensation was restored to its pre-May 1992 level. Non-employee directors are also eligible to participate in the Company's group medical and dental insurance plan on the same basis as full-time Company employees. A non-employee director's contribution to group medical and dental insurance premium costs is withheld from the quarterly payments of the






above described director's retainer.   Directors who are also  employees of
the Company do not receive any additional compensation for their services as directors.

     In February 1991, the Board of Directors amended the ENSCO Incentive Plan to provide that, commencing January 1, 1991, the non-employee directors of the Company shall receive shares of Existing Common Stock each year having a value of $12,000. Effective May 1, 1992, the non-employee directors voluntarily reduced by 10% their annual retainer. Effective October 1, 1993 the compensation of non-employee directors was restored to its pre-May 1992 level. Shares having a value of $3,000 per quarter, determined by the average of the high and low prices of the Existing Common Stock on the AMEX on the first business day of each calendar quarter, were issued to each of the non-employee directors in 1994. Thus, in 1994 Messrs. Fields, Gaither, Haddock, Hammett, Kelly and Meyerson each received 843 shares of Common Stock at an average price of between $11.78 and $17.44 per share. The shares granted pursuant to this provision are counted against the limit of 125,000 shares which may be granted under the ENSCO Incentive Plan to each non-employee director.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation, including cash and other forms of remuneration, paid through April 4, 1995, for services rendered in all capacities to the Company during 1994, to the chief executive officer and the four other most highly compensated executive officers of the Company as to whom the total cash compensation paid through such date exceeded $100,000. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid to these named individuals for the years 1993 and 1992.




























                                                        SUMMARY COMPENSATION TABLE


                                                                           LONG TERM     LONG TERM     LONG TERM
                                          ANNUAL     ANNUAL    ANNUAL     COMPENSATION  COMPENSATION  COMPENSATION
                                          COMPEN-    COMPEN-   COMPEN-       AWARDS:      AWARDS:       PAYOUTS:     ALL
                                          SATION:    SATION:   SATION:     RESTRICTED                               OTHER
                                                                             STOCK                        LTIP      COMPEN-
   NAME AND PRINCIPAL                      SALARY     BONUS    OTHER         AWARD        OPTIONS       PAYOUTS     SATION
        POSITION                YEAR        ($)        ($)       ($) <F1>      ($) <F2>      ($) <F3>     ($) <F4>   ($) <F5>

   Carl F. Thorne               1994      350,000     87,500     N/A           N/A          N/A           N/A        8,032
   President and                1993      254,375    150,000     N/A           N/A          N/A           N/A        7,708
   Chief Executive Officer      1992      256,667      N/A       N/A           N/A          N/A           N/A        2,695

   Richard A. Wilson            1994      175,833     36,000     N/A         313,750       12,000         N/A        6,786
   Senior Vice President        1993      152,292     60,000     N/A           N/A         25,000         N/A        5,228
   and Chief Operating          1992      150,000      N/A       N/A           N/A         25,000         N/A        2,250
   Officer

   Marshall Ballard             1994      155,000     17,964     N/A           N/A          9,000         N/A        5,033
   Vice President -             1993       62,500      N/A       N/A         150,000       25,000         N/A        4,466
   Business Development         1992        N/A        N/A       N/A           N/A          N/A           N/A          N/A

   C. Christopher Gaut          1994      141,667     25,375     N/A         156,875        9,000         N/A        3,811
   Vice President -             1993      122,292     60,000     N/A           N/A         22,500         N/A        2,730
   Finance, Treasurer and       1992      120,000      N/A       N/A           N/A         20,000         N/A          251
   Chief Financial Officer

   William S. Chadwick, Jr.     1994      122,000     30,852     N/A         156,875        9,000         N/A        3,649
   Vice President -             1993      111,913      N/A       N/A           N/A         12,500         N/A        2,602
   Administration and           1992      110,000      N/A       N/A           N/A         22,500         N/A          592
   Secretary

   ______________________________
   N/A   -   Not Applicable.



















<F1>   The aggregate amount of  perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and is, therefore, not reflected in the table.

<F2>   The amounts disclosed in this column, if any, represent the value of restricted common stock awards on the date of grant. The restricted stock awards have vesting schedules of either five or ten years and vest based on the passage of time and the continued employment of the named executive.

       The total number of shares of unvested restricted stock held as of December 31, 1994, and the value of such shares at the end of 1994 is as follows: Mr. Thorne, 450,000 shares ($5,568,750), all of which vest at the rate of 75,000 shares per year; Mr. Wilson, 28,750 shares ($355,781), 8,750 shares of which vest at the rate of 8,750 shares per year and 20,000 shares of which vest a the rate of 2,000 shares per year; Mr. Ballard, 10,000 shares ($123,750), all of which vest at the rate of 2,500 shares per year; Mr. Gaut, 20,500 shares ($253,688),10,500 shares of which vest at the rate of 1,750 shares per year and 10,000 shares of which vest at the rate of 1,000 shares per year; Mr. Chadwick, 11,250 shares ($139,219), of which 1,250 shares vest at the rate of 1,250 shares per year and 10,000 shares which vest at the rate of 1,000 shares per year. The Company does not pay dividends on its common stock.

<F3>   Amounts  in this column  represent options to acquire  shares of the
       Company's Common Stock.  The Company does not have SARs.

<F4>   The Company does not maintain any long term incentive plans.

<F5>   The amounts in this column for 1992 represent the Company's premiums paid for group term life insurance for the named executives. For 1993, the amounts include the Company's premiums paid for group term life insurance, Company contributions to the ENSCO Savings Plan as follows: Mr. Thorne, $5,139; Mr. Wilson, $2,870; Mr. Gaut, $2,463; and Mr. Chadwick, $1,982, and Company contributions to the Penrod Thrift Plan for the benefit of Mr. Ballard of $3,750. For 1994, the amounts include the Company's premiums paid for group term life insurance and Company contributions to the ENSCO Savings Plan as follows: Mr. Thorne, $5,463; Mr. Wilson, $4,086; Mr. Ballard, $3,530; Mr. Gaut, $3,502; and Mr. Chadwick, $2,971.













                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS



                                  NUMBER OF    % OF TOTAL                                         POTENTIAL REALIZED VALUE AT
                                  SECURITIES     OPTIONS                                         ASSUMED RATES OF STOCK PRICE
                                  UNDERLYING   GRANTED TO        EXERCISE OR                     APPRECIATION FOR OPTION TERM
                                   OPTIONS    EMPLOYEES IN       BASE PRICE                           5%              10%
                 NAME             GRANTED #    FISCAL YEAR    ($ PER SHARE)<F1>  EXPIRATION DATE     ($) <F2>         ($) <F3>

       Carl F. Thorne                N/A           N/A               N/A               N/A            N/A             N/A
       Richard A. Wilson            12,000        5.6%             $15.69         June 13, 1999      51,960         114,960
       Marshall Ballard              9,000        4.2%             $15.69         June 13, 1999      38,970          86,220
       C. Christopher Gaut           9,000        4.2%             $15.69         June 13, 1999      38,970          86,220
       William S. Chadwick, Jr.      9,000        4.2%             $15.69         June 13, 1999      38,970          86,220

       _______________________________________
       N/A   -   Not Applicable.



































<F1>  All options are granted at fair market value (average of the high and low stock price for the Company's common stock as reported on the American Stock Exchange on the date of grant). All options granted become exercisable in 25% increments over a four year period with the options being 100% exercisable four years after the date of grant.

<F2>  If the stock price appreciates at a rate of 5% per year from the date of grant to the end of the option term, it would increase from $15.69 to $20.02 and the market value of the Company's currently outstanding Common Stock would appreciate by $261,952,718.

<F3>  If the stock  price appreciates at a  rate of 10%  per year from  the date of grant to the end of the option term, it would increase from $15.69 to $25.27 and the market value of the Company's currently outstanding Common Stock would appreciate by $578,847,284.









































      The following table sets forth information regarding aggregated option exercises in 1994, the number of unexercised options divided into those that were exercisable and those that were unexercisable, and the value of the in-the-money options divided into those that were exercisable and those that were unexercisable at December 31, 1994.





















































                                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                            AND FISCAL YEAR-END OPTION VALUES


                                                                                                  VALUE OF        VALUE OF
                                                                 NUMBER OF       NUMBER OF      UNEXERCISED      UNEXERCISED
                                                                UNEXERCISED     UNEXERCISED     IN-THE-MONEY    IN-THE-MONEY
                                                                OPTIONS AT       OPTIONS AT      OPTIONS AT      OPTIONS AT
                                    SHARES                     DECEMBER 31,     DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                  ACQUIRED ON      VALUE           1994             1994            1994             1994
                                 EXERCISE (#)   REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE

       Carl F. Thorne              137,500        638,000             0                 0        $      0         $      0
       Richard A. Wilson              N/A           N/A          18,750            43,250          97,656          102,344
       Marshall Ballard               N/A           N/A           6,250            27,750           2,344            7,031
       C. Christopher Gaut           5,625         47,138        17,500            35,875          83,281           82,578
       William S. Chadwick, Jr.       N/A           N/A          26,875            29,625         119,766           89,297

       __________________________________________
       N/A   -   Not Applicable.


































     The Company does not maintain a long term incentive plan based on performance goals for executive officers. Therefore, the summary table of Long Term Incentive Plan Awards in Last Fiscal Year as required under the executive compensation disclosure rules of the Securities and Exchange Commission has not been included. Also, the Company does not maintain a defined benefit or actuarial pension plan for any of the named executive officers. Therefore a table on Pension Plan Benefits has not been included.


            REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE

     COMPENSATION PHILOSOPHY AND OBJECTIVES. The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include the preservation of a strong financial posture, increasing the assets of the Company, positioning the Company's assets and business segments in geographic and industry markets offering long term growth opportunities, and the enhancement of stockholder value through superior long term profitability relative to the Company's competitors. The accomplishment of these objectives is measured against the conditions characterizing the industry within which the Company operates. Such conditions continued to reflect a highly competitive market environment during 1994, with weak crude oil and natural gas prices resulting in low levels of rig utilization in the North Sea and Gulf of Mexico.

     EXECUTIVE OFFICER COMPENSATION. In addition to their regular salary, executive officers of the Company may be compensated in the form of cash bonus awards, incentive stock grants and stock options under the ENSCO Incentive Plan, and profit sharing awards, in cash or stock, under the ENSCO Savings Plan. Executive officers are also eligible to participate, subject to regulatory limitations on tax deferred compensation, in the employer matching provision of the ENSCO Savings Plan, whereby employees may save for their future retirement on a tax-deferred basis through the
Section 401(k) savings feature of the plan, with the Company contributing an additional percentage of the amount saved by each employee up to a maximum of 6% of salary. In the past, the Committee has utilized all of the foregoing forms of compensation, except for profit sharing stock grants, to retain, reward and provide incentives to the executive officers of the Company.

     Performance of the Company was a key consideration in the deliberations of the Committee regarding executive compensation for 1994. The Committee recognizes that stock price is one measure of performance, and therefore reviewed the historical performance of the Company's Common Stock reflected in the five year performance graph set forth below. The Committee also reviewed the performance of the Common Stock over the last three years, and a separate three year performance graph is also set forth below reflecting performance over this time period. In addition, the Committee recognizes that other factors, including industry business conditions and the Company's success in achieving short term and long term goals and objectives, must be evaluated in arriving at a meaningful






analysis of performance. Accordingly, in determining 1994 executive officer compensation, the Committee made a subjective evaluation of the Company's overall success in achieving its overall business objectives. In this regard the Committee considered the Company's substantially improved operating margins and record level earnings and cash flow, which were substantially above levels achieved by competitors. The Committee also noted continued improvement in the utilization of assets and the continuing expansion of the Company's offshore drilling capability, both through the acquisition of additional equipment as well as the carefully planned enhancement of existing units.

     An additional long-standing objective of the Committee has been to reward executive officers with equity compensation in addition to salary, in keeping with the Company's overall compensation philosophy of placing equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all employees and executive officers.

     The 1994 compensation paid to executive officers of the Company was based upon a company-wide salary structure administered for consistency for each position relative to its authority and responsibility and in comparison to industry peers. Prior to 1994, the base salaries and total cash compensation of the Company's executive officers were below the mid-range executive officers' salaries of the Company's competitors included in the Dow Jones Oil Drilling Index. In recognition of the Company's improved financial performance during 1993 and 1994, base salary compensation of executive officers was increased in 1994 to levels generally in the mid-range of that paid by competitors.

     The Company also paid cash bonuses to executive officers during 1994, in recognition of the Company's substantially improved financial performance, based upon the Committee's subjective evaluation of the personal contribution made by each executive officer toward achievement of the Company's specified business objectives. The amounts of such bonuses were generally below the mid-range of comparable incentive payments made by the Company's competitors included in the Dow Jones Oil Drilling Index.

     Incentive stock options and incentive stock grants were also used in 1994 to reward and provide incentives to executive officers and to retain them through the potential of capital gains and equity buildup in the Company. The number of stock options and grant awards was determined by the Committee's evaluation of the performance criteria mentioned above, along with the Committee's subjective evaluation of each executive's ability to influence the Company's long term growth and profitability. All stock options were issued at the current market price of the Company's common stock on the date of award. Because the value of the options and grants should, over time, bear a direct relationship to the Company's stock price, the Committee believes the award of options and grants represents an effective incentive to create value for the stockholders.

     CEO COMPENSATION. In May 1992, in recognition of the depressed state of the industry and as a statement of his personal commitment to the






Company, the CEO voluntarily reduced his salary by 10% from $275,000 to $247,500 per annum. In October 1993, following the Company's return to profitability and after a subjective evaluation of the CEO's performance in light of the performance criteria discussed above, the Committee restored the CEO's base salary to the level of $275,000 per annum for the remainder of 1993. Effective January 1, 1994, in recognition of the Company's continued improved financial and stock price performance and its progress in achieving specified business objectives, and having reviewed the CEO's salary in comparison to those of other CEO's of companies in the Dow Jones Oil Drilling Index, the Committee increased the CEO's base salary to $350,000 per annum. The Committee believes this salary level to be fair and appropriate for the most senior executive officer of the Company.

      Pursuant to the Committee's evaluation of the Company's success in meeting its goals and performance objectives during 1994, the Committee awarded the CEO a discretionary cash bonus of $87,500. The specific accomplishments considered by the Committee in granting this bonus included improved earnings and cash flow, better utilization of assets, continued modification and enhancement of existing assets while maintaining strict control of cost and the continued expansion of the offshore capability of the Company's Drilling Division.

     No incentive stock grants or stock options were granted to the CEO in 1991, 1992, 1993 or 1994. In 1990, in connection with an evaluation of the CEO's compensation arrangement, termination of the CEO's employment agreement and the cancellation of certain stock options held by the CEO, the CEO was awarded an 87,500 share (adjusted for reverse stock split) immediately vested incentive stock grant and a 750,000 share (adjusted for reverse stock split) restricted incentive stock grant. The 750,000 share grant was ratified by the stockholders in June 1990, and shares awarded under such grant are subject to vesting over a 10 year period. The award of such grants was consistent with the Committee's philosophy of placing equity in the hands of employees in order to align the interests of the employees with those of the stockholders.

     The Committee has adopted a policy that any future compensation in excess of $1 million must be performance based. The Committee does not intend to pay compensation which is not deductible for federal tax purposes.

NOMINATING AND COMPENSATION COMMITTEE

Morton H. Meyerson, Chairman
Gerald W. Haddock (resigned from Committee May 24, 1994)
Dillard S. Hammett (elected to Committee May 24, 1994)
Thomas L. Kelly II


February 21, 1995










      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. In 1989, Mr. Meyerson, chairman of the Nominating and Compensation Committee, purchased 168,750 shares of Common Stock from the company pursuant to a note in the amount of $675,000. In February 1991, the Board of Directors approved the forgiveness of unpaid interest accrued on the note through March 1991, and agreed that future interest on the note shall be waived so long as Mr. Meyerson is a director. Pursuant to that arrangement, for 1994 the Company forgave Mr. Meyerson $56,295 of unpaid accrued interest.


















































              PERFORMANCE GRAPHS - COMPARISON OF FIVE YEAR AND
                    THREE YEAR CUMULATIVE TOTAL RETURNS


     The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1989 and the reinvestment of dividends, for the Company's Common Stock, the Standard & Poor's 500 Stock Price Index and the Dow Jones Oil Drilling Index.

                                    1989  1990   1991  1992  1993  1994

      Energy Service Company, Inc.   100    57    31    26    77    71
      S&P 500                        100    97   126   136   150   152
      D J Oil Drilling               100    83    53    59    82    70





     The chart below presents a comparison of the three year cumulative total return, assuming $100 invested on December 31, 1991 and the reinvestment of dividends, for the Company's Common Stock, the Standard & Poor's 500 Stock Price Index and the Dow Jones Oil Drilling Index.

                                        1991  1992   1993  1994

      Energy Service Company, Inc.       100    82   245   225
      S&P 500                            100   108   118   120
      D J Oil Drilling                   100   111   155   131


























       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the number of shares of Common Stock owned beneficially as of April 4, 1995, by
(i) each person known to the Company to own more than 5 percent of the Company's Common Stock (the only class of voting securities outstanding);
(ii) each director of the Company; (iii) the three other most highly compensated executive officers of the Company who are not also directors and (iv) all directors and executive officers of the Company as a group.

















































                                                                      BENEFICIAL OWNERSHIP  <F1>
                 NAME AND ADDRESS OF BENEFICIAL OWNER                  AMOUNT            PERCENTAGE
                 Merrill Lynch Asset Management, Inc.              6,000,023  <F2>           9.9
                       800 Scudders Mill Road
                       Plainsboro, NJ  08536
                 Richard E. Rainwater                              3,754,250  <F3>           6.2
                       777 Main Street, Suite 2700
                       Fort Worth, TX  76102
                 Natural Gas Partners, L.P.                        3,693,400  <F4>           6.1
                       115 East Putnam Avenue
                       Greenwich, CT  06830
                 MacKay-Shields Financial Corporation              3,179,950  <F5>           5.3
                       9 West 57th Street
                       New York, NY  10019
                 Carl F. Thorne                                      987,046  <F6>           1.6
                 Morton H. Meyerson                                  290,808  <F7>           0.5
                 Thomas L. Kelly II                                   89,383  <F8>           0.2
                 Dillard S. Hammett                                   70,670  <F9>           0.1
                 Richard A. Wilson                                    73,520 <F10>           0.1
                 Gerald W. Haddock                                    62,398 <F11>           0.1
                 Orville D. Gaither                                    6,441                -- <F12>
                 Craig I. Fields                                      16,441                -- <F12>
                 Marshall Ballard                                     18,473 <F13>          -- <F12>
                 C. Christopher Gaut                                  52,598 <F14>          -- <F12>
                 William S. Chadwick, Jr.                             40,723 <F15>          -- <F12>

                 All Directors and Executive Officers              1,755,650 <F16>           2.9
                 as a Group (13 persons, including
                 those named above)
       _______________________________________























<F1>   At  April  4, 1995,  there  were 60,428,780  shares of  Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

<F2>   Based  upon a Schedule 13G dated as of February 10, 1995, filed with the Commission, Merrill Lynch Asset Management may be deemed to be the beneficial owner of 6,000,023 shares (9.9 percent) of the Common Stock. All of the shares as to which Merrill Lynch Asset Management may be deemed to be the beneficial owner of are held by the Merrill Lynch Growth Fund for Investment and Retirement. Merrill Lynch Asset Management disclaims beneficial ownership of all of the shares.

<F3>   Based upon a Schedule 13D dated as of September 22, 1993, filed with the  Commission,  Richard  E.  Rainwater may  be  deemed  to be  the beneficial owner of 3,754,250 shares (6.2 percent) of the Common Stock. Includes 553,280 shares held by Trusts for the benefit of Mr. Rainwater's children, as to all of which Mr. Rainwater disclaims beneficial ownership.

<F4>   Pursuant  to Schedule 13D  dated October 22, 1993,  filed by Natural
       Gas Partners, L.P. ("NGP"), G.F.W. Energy, L.P. ("GFW") is the sole general partner of NGP and R. Gamble Baldwin is the sole general partner of GFW.

<F5>   Based  upon a Schedule 13G dated as of February 10, 1995, filed with the Commission, MacKay-Shields Financial Corporation may be deemed to be the beneficial owner of 3,179,950 shares (5.3 percent) of the Common Stock.

<F6>   Includes 450,000 shares  of restricted stock which vest at  the rate of 75,000 shares per annum over a 10-year term, which commenced November 19, 1990. The restricted stock grant was approved by the Stockholders at the Annual Meeting held on June 5, 1990.

<F7>   Includes 168,750 shares that were purchased by Mr. Meyerson pursuant to a currently outstanding note to the Company, payable July 1997, in the amount of $675,000. Also includes 70,000 shares of Common Stock beneficially owned by various Trusts as to all of which Mr. Meyerson disclaims beneficial ownership.

<F8>   Includes  81,250  shares   immediately  issuable  upon  exercise  of
       options.

<F9>   Includes  56,250  shares  immediately  issuable  upon  exercise   of
       options.

<F10>  Includes  18,750  shares  immediately  issuable  upon  exercises  of options and 23,750 shares of restricted stock of which 3,750 shares vest at the rate of 3,750 shares per annum, which commenced May 1,







       1990, and 20,000 shares which vest at the rate of 2,000 shares per annum, which commenced June 13, 1994.

<F11>  Includes  56,250  shares  immediately  issuable  upon  exercises  of options, and 2,100 shares held by Mr. Haddock as custodian for his children and in respect of which Mr. Haddock disclaims beneficial ownership.

<F12>  Ownership is less than 0.1% of the Common Stock outstanding.

<F13>  Includes  6,250  shares  immediately  issuable  upon  exercises   of
       options, 10,000 shares of restricted stock which vest at the rate of 2,500 shares per annum over a 5-year term, which commenced August 12, 1993, and 750 shares owned by Mr. Ballard's wife and in respect of which Mr. Ballard disclaims beneficial ownership.

<F14>  Includes  17,500  shares  immediately  issuable  upon  exercises  of options, 10,500 shares of restricted stock which vest at the rate of 1,750 shares per annum over a 10-year term, which commenced December 24, 1990 and 10,000 shares of restricted stock which vest at the rate of 1,000 shares per annum over a 10-year term, which commenced June 13, 1994.

<F15>  Includes  26,875  shares  immediately  issuable  upon  exercises  of options and 10,000 shares of restricted stock which vest at the rate of 1,000 shares per annum over a 10-year term, which commenced June 13, 1994.

<F16>  Includes all shares owned  individually by the above named  officers and directors, including 25,000 shares beneficially owned by various Trusts established by Mr. Meyerson, 2,100 shares held in custodial accounts for Mr. Haddock's children, 750 shares owned by Mr. Ballard's wife, 303,750 shares immediately issuable upon exercises of options and 528,750 shares of restricted stock.























                                 PROPOSAL 2

                 AMENDMENT OF CERTIFICATE OF INCORPORATION


AMENDMENT OF ARTICLE ONE - NAME OF THE CORPORATION

       Article One of the Certificate of Incorporation would be amended to change the name of the corporation to ENSCO International Incorporated from Energy Service Company, Inc. The Board of Directors has recommended this amendment in order to improve name identification for the Company by including in its corporate name the word "ENSCO." Each of the Company's operating subsidiaries includes the "ENSCO" name, and this is the name by which the Company is generally known among its customers, suppliers and others in the business community in which it operates. The new name also reflects the international scope of the Company's operations.

       The name change will not affect the validity or transferability of stock certificates presently outstanding, the capital structure of the Company or the listing of any of its securities on any national securities exchange. The Company's stockholders will not be required to surrender for exchange any certificates presently held by them.

AMENDMENT OF ARTICLE FOUR - ELIMINATION OF CONVERTIBLE COMMON STOCK

       Article Four of the Certificate of Incorporation would be amended to remove the Board of Directors' authorization to issue 6,624,372 shares of Convertible Common Stock. There are currently no shares of Convertible Common Stock outstanding, and the Board of Directors has determined that there is no foreseeable future need for a separate class of Convertible Common Stock.

       The stockholders of the Company authorized the Convertible Common Stock at the Company's 1993 Annual Meeting in order to facilitate the acquisition by the Company of the remaining interest in Penrod Holding Corporation ("Penrod") that it did not then own. One of Penrod's stockholders required that its interests in Penrod be exchanged for securities that were not registered under the Securities Exchange Act of 1934 or listed or traded on an exchange, and the Convertible Common Stock was authorized in order to satisfy this requirement. All of the Convertible Common Stock issued in connection with the Penrod acquisition was converted into Common Stock in October 1993.

         The Board of Directors recommends a vote "FOR" approval of the amendment of the Certificate of Incorporation.













                                 PROPOSAL 3

                   APPOINTMENT OF INDEPENDENT ACCOUNTANTS


       Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1995.

       Representatives of Price Waterhouse LLP will attend the Meeting and will be provided with the opportunity to make a statement if they so desire and to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" approval of the appointment of Price Waterhouse LLP
                        as independent accountants.



                         GENERAL AND OTHER MATTERS

       The Company believes that Proposals 1, 2 and 3 are the only matters that will be brought before the Meeting. However, if other matters are properly presented at the Meeting, it is intended that the persons named in the accompanying Proxy will vote in accordance with their best judgment on such matters.


                COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

       The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership in the company's common stock with the Securities and Exchange Commission and the American Stock Exchange. Copies of those reports must also be furnished to the Company.

       Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with.


                INFORMATION CONCERNING STOCKHOLDER PROPOSALS

       A holder of the Company's securities intending to present a proposal at the 1996 Annual Meeting must deliver such proposal, in writing, to the Company's principal executive offices no later than December 14, 1995. The proposal should be delivered to the Company by Certified Mail-Return Receipt Requested.









       A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1994 has been, or is being, mailed to Stockholders with the Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

       Whether or not you intend to be present at the Meeting, you are urged to return your Proxy promptly. If you are present at the Meeting and wish to vote your stock in person, your Proxy shall, at your request, be returned to you at the Meeting.

                                 By Order of The Board of Directors


                                 /s/ William S. Chadwick, Jr.

                                 William S. Chadwick, Jr.
                                 Vice President and Secretary



































